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Exhibit 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        Pursuant to 18 U.S.C. §1350, I, the undersigned Chief Financial Officer of Witness Systems, Inc. (the "Company"), hereby certify to my knowledge and belief that the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2003

BY:	/s/ WILLIAM F. EVANS William F. Evans Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Witness Systems, Inc. and will be retained by Witness Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002